UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2012

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 3, 2012, FleetCor Technologies, Inc. (the "Company") issued a press release regarding the Share Repurchase (as defined below). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 8.01 Other Events.

On December 3, 2012, the Company completed its previously-announced repurchase (the "Share Repurchase") of shares of its common stock, $0.001 par value per share (the "Common Stock"), pursuant to the Stock Repurchase Agreement, dated November 26, 2012, among the Company and entities affiliated with Summit Partners and Bain Capital. The Company repurchased 3,852,822 shares of Common Stock at a purchase price of $51.91 per share, for an aggregate purchase price of approximately $200.0 million.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated December 3, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

December 3, 2012	By:	/s/ Sean Bowen

Name: Sean Bowen
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 3, 2012